UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
___________________________________________________

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

CONIFER HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CONIFER HOLDINGS, INC.
550 West Merrill Street, Suite 200
Birmingham, Michigan 48009
(248) 559‑0840

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Conifer Holdings, Inc., which will be held virtually on Wednesday, May 16, 2018 at 10:00 a.m. (Eastern Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNFR2018, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual shareholder meeting provides greater access to those who may want to attend and therefore have chosen a virtual meeting over an in-person meeting.
We have elected to deliver our proxy materials to our shareholders over the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our shareholders’ timely access to this important information. On April 4, 2018, we will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders, which contains instructions on how to access our proxy statement for our 2018 Annual Meeting and annual report to shareholders. The Notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are as follows:

1.	The election of Jorge Morales and James Petcoff for a three-year term expiring in 2021, or, in each case, until each of the earlier election and qualification of such director’s successor;

2.	The ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm; and

3.	Any other business that is properly submitted before the Annual Meeting or any adjournments or postponements thereof.
The record date for the Annual Meeting was March 19, 2018. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The Notice was mailed only to those shareholders.
This proxy statement and our annual report can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/CNFR2018. You will be asked to enter the control number located on your Notice.

YOUR VOTE IS IMPORTANT. Whether or not you plan to participate in the virtual Annual Meeting, we urge you to submit your vote via: telephone; Internet; or request, sign and return a proxy card.

By Order of the Board of Directors,
Nicholas Petcoff
Secretary

Birmingham, Michigan
Dated: April 4, 2018

CONIFER HOLDINGS, INC.

PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 10:00 a.m. Eastern Time on Wednesday, May 16, 2018

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Conifer Holdings, Inc. (the “Company” or “Conifer”) for use at the Company’s 2018 Annual Meeting of Shareholders (“Annual Meeting”) to be held virtually on May 16, 2018, at 10:00 a.m. (Eastern Time), and any adjournment or postponement thereof. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNFR2018, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 4, 2018 to all shareholders entitled to vote at the Annual Meeting.
The information provided in the question and answer format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in the proxy statement are inactive textual references only and do not represent an active link.

QUESTIONS AND ANSWERS

1.	What is a proxy?
A proxy is a procedure which enables you, as a shareholder, to authorize someone else to cast your vote for you. The Board of Directors of the Company is soliciting your proxy, and asking you to authorize James Petcoff, Chief Executive Officer and Chairman of the Board, Brian Roney, President and Nicholas Petcoff, Executive Vice President, Director and Secretary of the Company, to cast your vote at the 2018 Annual Meeting. You may, of course, cast your vote via telephone, the Internet, by proxy or abstain from voting, if you so choose. The term proxy is also used to refer to the person who is authorized by you to vote for you.

2.	What are a proxy statement and a proxy card?
A proxy statement is the document the United States Securities and Exchange Commission (the “SEC”) requires be provided to you in order to explain the matters on which you are asked to vote. A proxy card is the form by which you may authorize someone else, and in this case, James Petcoff, Brian Roney and Nicholas Petcoff, to cast your vote for you. The proxy statement and proxy card with respect to the Company’s 2018 Annual Meeting were made available on or about April 4, 2018 to all shareholders entitled to vote at the Annual Meeting.

3.	Who is entitled to vote?
Only holders of shares of the Company’s common stock at the close of business on March 19, 2018 (the “Record Date”) are entitled to vote on proposals presented at the Annual Meeting. Each shareholder of record has one vote for each share of common stock on each matter presented for a vote.
4. What is householding and how does it affect me?
Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one notice related to our shareholder meeting and access to our proxy statement and 2017 annual report on Form 10-K may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you contact us at the address set forth on the Notice of Annual Meeting of Shareholders on the first page of this statement. If you want to receive separate copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder.
5. What proposals will I vote on?
Shareholders are asked to vote upon:

1.	The election of Jorge Morales and James Petcoff for a three-year term expiring in 2021, or, in each case, until each of the earlier election and qualification of such director’s successor;

2.	The ratification of the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm; and

3.	Any other business that is properly submitted before the Annual Meeting or any adjournments of the Annual Meeting.

6.	How does the Board of Directors recommend I vote on the proposals?
The Board of Directors recommends a vote FOR each of Proposals 1 and 2.

7.	How can I vote?
You can vote by telephone, the Internet or by proxy. To vote by proxy, complete, sign, date and return the proxy card in the included envelope. If you returned your signed proxy card to the Company before the Annual Meeting, the persons named as proxies on the card will vote your shares as you direct. Shares represented by proxies which are marked “ABSTAIN” on Proposal 2 will not be counted in determining whether the requisite vote has been received for such proposal. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICE ON THE INTERNET OR THE PROXY CARD. SIMPLY SIGN ONLINE OR SIGN, DATE AND RETURN THE PROXY CARD IN THE INCLUDED ENVELOPE. You may revoke a proxy at any time before the proxy is voted by:

(i)	Providing written notice of revocation to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Shareholders on the first page of this statement;

(ii)	Submitting another proxy that is properly signed and dated later; or

(iii)	Voting by internet or telephone again (but only if the shares are registered in the Company’s records in your name and not in the name of a broker, dealer, bank or other third party).

8.	Is my vote confidential?
Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the votes have access to your proxy card. All comments received will be forwarded to management on an anonymous basis unless you request that your name be disclosed.

9.	What is a quorum?
There were 8,520,328 shares of the Company’s common stock outstanding on the Record Date. A simple majority of the outstanding shares entitled to be cast, or 4,260,165 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted as votes present for purposes of determining whether there is a quorum. A broker non-vote is a proxy a broker submits that does not indicate a vote for the proposal, because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on the proposal.

10.	How does voting work?
The two individuals receiving the most votes, whether or not a majority, will be elected as directors. If a quorum is present, the affirmative vote by the holders of a majority of the votes cast on the Internet, by telephone, or by proxy is required to approve Proposal 2. Abstentions and broker non-votes are not votes cast. Therefore, an abstention and a broker non-vote will have no effect on Proposal 2.
The Company will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted FOR the nominees for director and FOR the approval of Proposal 2. No other proposals are currently scheduled to be presented at the meeting.

11.	Who pays for the costs of the Annual Meeting?
The Company pays the cost of preparing and printing the proxy materials. The Company will solicit proxies by electronic mail, but also may solicit proxies personally and by telephone, facsimile or other means. Officers and regular employees of the Company and its subsidiaries also may solicit proxies, but will receive no additional compensation for doing so, nor will their efforts result in more than a minimal cost to the Company. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of the Company’s common stock.

12.	What other information is available about Conifer Holdings, Inc.?
The Company maintains a corporate website, www.cnfrh.com, where the Company makes available, free of charge, copies of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after they are filed. In addition, the Company maintains the charters of its Nominating and Corporate Governance Committee, the Compensation Committee, and the Audit Committee of the Board of Directors on its website, as well as the Company’s Code of Ethics Applicable to Senior Financial Executives, and Code of Business Conduct and Ethics Policy. The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders upon request for any purpose reasonably relevant to the meeting. Printed copies of the above are available, free of charge, to any shareholder who requests this information.

13.	When are shareholder proposals for the 2019 Annual Meeting due?
All shareholder proposals to be considered for inclusion in next year’s proxy statement under SEC Rule 14a-8 or otherwise must be submitted in writing to the Secretary of the Company at the address shown on the Notice of Annual Meeting of Shareholders on the first page of this booklet by December 7, 2018.
The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages as of the record date of March 19, 2018, and certain other information for each of the members of our Board of Directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board of Directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting / Nominees
James Petcoff	III	62	Director, Chairmen, and CEO	2009	2018	2021
Jorge Morales (1) (2) (3)	III	62	Director	2010	2018	2021

Continuing Directors
Joseph Sarafa (1) (2) (3)	I	63	Director	2012	2019	—
R. Jamison Williams, Jr.	I	76	Director	2009	2019	—
Nicholas Petcoff	II	36	Director, EVP, and Secretary	2009	2020	—
Mark McCammon (1)	II	45	Director	2013	2020	—
Isolde O'Hanlon	II	59	Director	2017	2020	—
Jeffrey Hakala (2) (3) (*)	III	44	Director	2018	2021	—

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee
(*) Member elected to the Board of Directors on March 15, 2018
Nominees for Director
James Petcoff is the Chairman and Chief Executive Officer of Conifer Holdings, Inc. Mr. Petcoff is responsible for establishing the overall direction and materializing the strategy of the Company. Mr. Petcoff founded the Company in 2009. He has over 35 years of insurance industry experience including founding North Pointe Insurance Company in 1986, taking it public in 2005 and facilitating the sale to QBE Insurance Group in 2008. Mr. Petcoff has a B.A. from Michigan State University, a M.B.A. from University of Detroit and a J.D. from University of Detroit School of Law. Mr. Petcoff's extensive executive leadership and public company expertise provides irreplaceable direction for the continued growth of the Company.
Jorge Morales has nearly 30 years of experience in the staffing industry, holding various positions including founder, owner and President of multiple staffing organizations.  Mr. Morales also served as the Chief Executive Officer of CNI, Inc., an automotive supplier specializing in quality interior trim products, for 18 years until his retirement from the company in 2016. Mr. Morales was elected to the Conifer Holdings, Inc. Board of Directors in 2010 and named the Chair of the Compensation Committee in 2015.  He previously served on the Board of Directors of North Pointe Holdings Corp., a Nasdaq listed, US-based P&C insurance company, prior to its sale to QBE Insurance Group in 2008.  Mr. Morales has a B.A. from Oakland University. Mr. Morales’ executive management experience across a broad range of industries brings important expertise regarding operational and management issues considered by our Board.

Continuing Directors
Mark McCammon is the Managing Partner of Strength Capital, the firm he founded in 2000. Strength Capital is a middle-market private equity firm focused on holdings in the Central United States. Mr. McCammon was elected to the Conifer Holdings, Inc. Board of Directors in 2013 and named the Chair of the Audit Committee in 2015. He has a B.S. from Miami University and a M.B.A. degree from Harvard Business School. As a part of his management of Strength Capital, Mr. McCammon has been Chairman of the Board/Director for numerous companies and currently sits on 4 other boards. Mr. McCammon's extensive experience in the merger and acquisition area and strong financial background bring valuable strategic and financial insights to the Board.
Nicholas Petcoff is a Director and Executive Vice President of Conifer Holdings, Inc. Mr. Petcoff oversees the Company's commercial lines underwriting and marketing, reinsurance, claims and information technology functions. He has been with the Company since 2009 and has over 10 years of experience in the insurance industry. Mr. Petcoff has a B.B.A. from the University of Notre Dame and a M.B.A. from Loyola University Chicago. Mr. Petcoff's unique expertise in the areas of underwriting and treaty reinsurance allows the Company to readily understand and conceptualize market needs.
Isolde O'Hanlon currently serves as principal of Insurance Consulting Associates, a firm she founded to provide M&A and Capital Advisory services to insurance carriers, brokers and service providers. She also provides advice to private equity and pension funds who are evaluating investments in the sector. Ms. O’Hanlon was elected to the Conifer Holdings, Inc. Board of Directors in 2017. She received an A.B. in Economics from Smith College. With 25 plus years of experience in the Insurance Investment Banking field, Ms. O’Hanlon’s expertise serving small to mid-cap insurance clients in strategic advisory and capital-raising is a valuable addition to the Board.
Joseph Sarafa has over 30 years of experience as a practicing attorney and is the co-owner of a property management and development company in Michigan.  Mr. Sarafa was elected to the Conifer Holdings, Inc. Board of Directors in 2012 and named the Chair of the Nominating and Corporate Governance Committee in 2015. Mr. Sarafa is very involved in the community, serving multiple businesses and charitable organizations in various capacities over the years and currently serves on multiple boards in an array of industries. Mr. Sarafa has a B.S. from the University of Michigan and a J.D. from the University of Detroit - School of Law. Mr. Sarafa’s legal experience and years of providing counsel to a broad range of industries brings important expertise in the areas of governance, compliance, and regulatory issues to the Board.
Richard Jamison Williams, Jr. is a founder and Managing Partner of Williams, Williams, Rattner & Plunkett and has over 40 years of experience as a practicing attorney specializing in business law. Mr. Williams was elected to the Conifer Holdings, Inc. Board of Directors in 2009. Mr. Williams is a director of a number of companies including Penske Corporation, Clarke Power Services and Nexlink Communications. Mr. Williams’ civic responsibilities include acting as Chairman of the Board of Trustees of the Michigan Opera Theater, and serving on the Boards of Trustees of the Cranbrook Educational Community, the Detroit Symphony Orchestra and Beaumont Hospital. Mr. Williams brings extensive experience in a wide variety of transactions and his legal judgment and experience assists our Board in its consideration of various governance and strategic issues.
Jeffrey Hakala is the Chief Executive Officer and Chief Investment Officer of Clarkston Capital Partners, an investment management firm based in Bloomfield Hills, Michigan. Prior to Mr. Hakala co-founding Clarkston Capital Partners in 2007, he served as a portfolio manager for multiple investment management firms and also worked in public accounting.  Mr. Hakala was elected to the Conifer Holdings, Inc. Board of Directors in 2018.  In addition, Mr. Hakala serves on the Board of Directors of Clarkston State Bank.  Mr. Hakala holds a B.A. in accounting and M.B.A. from Michigan State University and is both a Chartered Financial Analyst and a registered Certified Public Accountant. Mr. Hakala’s over 20 years of experience in portfolio investment management and public accounting brings inimitable investment strategy and financial expertise to the Board. Mr. Hakala was elected to the Board of Directors in March 2018.

Staggered Board
Our articles of incorporation and restated bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:
• Class I directors, whose second term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2019, consist of Messrs Sarafa and Williams;
• Class II directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2020, consist of Messrs McCammon and Nicholas Petcoff and Ms. O'Hanlon; and

• Class III directors, whose initial term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2018, consist of Messrs Morales and James Petcoff. Mr. Hakala was elected to the Board of Directors in March 2018, his initial term will expire in 2021.
Directors in a particular class will be elected for three-year terms at the Annual Meeting of Shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his successor, or his earlier death, resignation or removal.
Our articles of incorporation and restated bylaws provide that our Board of Directors or our shareholders may fill vacant directorships. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of an equal number of the authorized number of directors.
Director Independence
Our Board of Directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of the NASDAQ Global Select Market (“NASDAQ”) and applicable rules and regulations promulgated by the SEC. The applicable rules, regulations and listing standards of NASDAQ provide that a director is independent only if the Board of Directors affirmatively determines that the director does not have a relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
As a result of this review, our Board of Directors determined that Messrs. Hakala, Morales, McCammon, Williams and Sarafa representing five of our eight directors, are “independent directors” as defined under the applicable rules, regulations and listing standards of NASDAQ and applicable rules and regulations promulgated by the SEC. All members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent directors under the applicable rules, regulations and listing standards of NASDAQ. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their directors’ compensation, and (ii) they may not be an affiliated person of the Company. Members of the Compensation Committee also must satisfy a separate SEC independence requirement and a related NASDAQ listing.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board of Directors may choose its chairperson in any way that it considers to be in the best interests of our Company. Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors, including the separation of the chairperson and chief executive officer roles and makes such recommendations to our Board of Directors with respect thereto as our Nominating and Corporate Governance Committee deems appropriate.
Currently, our Board of Directors believes that it is in the best interest of our Company and our shareholders for our Chief Executive Officer, James Petcoff, to serve as both Chief Executive Officer and Chairman given his knowledge of our Company and industry and his strategic vision. Our Board of Directors believes that its majority of independent members and active oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors and sound corporate governance policies and practices.
Board's Role in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our

Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with members of the senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss risks facing the Company, as well at such other times as they deemed appropriate.
While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk and the Company's Enterprise Risk Management initiatives in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Board Meetings and Committees
During our fiscal year ended December 31, 2017, our Board of Directors held five meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he/she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he/she served during the periods that he/she served.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of shareholders, we encourage, but do not require, our directors to attend. All board members were in attendance at the 2017 Annual Meeting.
Our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities in compliance with SEC and NASDAQ rules and regulations.  These committees include the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  Each committee operates under a separate charter adopted by our Board of Directors.  Committee charters are available under the “Governance” tab on the Company’s website at www.cnfrh.com.  The members of the committees are appointed by the Board of Directors annually and serve until their resignation or until otherwise determined by the Board.  Details and the function of each committee are described below.
Audit Committee
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:

•	the integrity of our financial statements and our financial reporting process;

•	internal and external auditing and the independent registered public accounting firm’s qualifications and independence;

•	the performance of an internal audit function and our independent registered public accounting firm;

•	the integrity of our systems of internal accounting and financial controls; and

•	our compliance with legal and regulatory requirements.
In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose. The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with both the internal auditor and the independent registered public accounting firm periodically. The Audit Committee in conjunction with the Head of Internal Audit and Corporate Counsel, oversees the administration of the Company's whistleblower hotline to include oversight over the investigative process initiated as the result of any report that is received by the Company. The Audit Committee is responsible for approving all transactions with related persons. The Audit Committee periodically reviews and approves or ratifies a summary of transactions with related persons as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee.
Currently, the Audit Committee members are Mark McCammon (Chairperson), Joseph Sarafa, and Jorge Morales. Our Board of Directors has determined that each member of the Audit Committee meets the requirements for independence under the applicable rules, regulations and listing standards of NASDAQ and applicable rules and regulations promulgated by the SEC. In addition, the Board of Directors has determined that Chairman, Mark McCammon qualifies as a “financial expert,” as defined by Item 407(d)(5) of Regulation S-K of the Securites Act of 1933. The Audit Committee met eight times in 2017. The Audit Committee Report is set forth later in this proxy statement.
Compensation Committee
The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of applicable regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity‑based compensation plans and executive benefit plans. The Compensation Committee also administers the Company’s incentive plans.
The Compensation Committee met four times in 2017. All members of the Compensation Committee satisfy the independence requirements established by the NASDAQ. The Compensation Committee members are Jorge Morales (Chairperson), Joseph Sarafa, and Jeffrey Hakala. Jeffrey Hakala was elected to the Board of Directors of the Company on March 15, 2018 for a three year-term, ending in 2021.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and recommends nominees, including shareholder nominees, to our Board of Directors and committees of our Board of Directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our Board of Directors and of individual directors;

•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees and related compensation;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our Board of Directors concerning corporate governance matters.

The members of the Nominating and Corporate Governance Committee are Joseph Sarafa (Chairperson), Jorge Morales, and Jeffrey Hakala. Jeffrey Hakala was elected to the Board of Directors of the Company on March 15, 2018 for a three-year term, ending in 2021. The Nominating and Corporate Governance Committee met four times in 2017. The Nominating and Corporate Governance Committee recommended to the Board, and the Board approved the nomination of James Petcoff and Jorge Morales.
Code of Business Conduct and Ethics
We have a Code of Conduct and Ethics applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and NASDAQ. This code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting to an appropriate person or persons identified in the Code of Business Conduct and Ethics of violations of the Code of Business Conduct and Ethics;

•	accountability for adherence to the Code of Business Conduct and Ethics; and

•	compliance with our Whistleblower Policy.
Our Code of Business Conduct and Ethics is available on the governance portion of our website at www.cnfrh.com.
Shareholder Communications with Directors
Any shareholder may communicate directly with the Board of Directors, or with any one or more individual members of the Board. A shareholder wishing to do so should address the communication to “Board of Directors” or to one or more individual members of the Board and submit the communication to the Company at the address of the Company noted on the first page of this Notice of Meeting and Proxy Statement. All such communications received by the Company and addressed to the Board of Directors will be forwarded to the Chairman of the Board, or to the individual member or members of the Board, if addressed to them.
All of these communications will be reviewed by our Secretary to filter out communications that are not appropriate, specifically, spam or communications offering to buy or sell products or services. The Secretary will forward all remaining communications to the appropriate directors.
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting shareholder nominations for candidates for membership on our Board of Directors is set forth below under “Shareholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including qualifications that the Committee believes must be met by a committee-recommended nominee for membership on our Board of Directors and specific qualities or skills that the Committee believes are necessary for one or more of the members of our Board of Directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither our Board of Directors nor our Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, our Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical description of each director set forth in “Information about the Nominees and the Incumbent Directors” includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.
Director Compensation
Our non-employee directors received the following compensation in 2017, 2016 and 2015.

Director	Fees Earned or Paid in Cash

	2017	2016	2015
Mark McCammon	$20,000	$15,000	$2,000
Jorge Morales	20,000	15,000	2,000
Joseph Sarafa	20,000	15,000	2,000
R. Jamison Williams, Jr.	20,000	15,000	2,000
Isolde O'Hanlon (elected in 2017)	10,000	—	—
Jeffrey Hakala (elected in 2018)	—	—	—
Total Fees	$90,000	$60,000	$8,000

PROPOSAL NO. 1
THE ELECTION OF TWO DIRECTORS

The Company’s Board of Directors is divided into three classes with each class of directors elected to a staggered three-year term of office. At each annual meeting of shareholders, the shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. Each director's term continues until the election and qualification of his successor, or such director's earlier death, resignation, or removal.
This year you are voting on two candidates for director. The Company’s Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, has nominated James Petcoff and Jorge Morales as directors with terms expiring in 2021. Each nominee has consented to his nomination and has agreed to serve as a director, if elected.
If any nominee is unable to stand for election, the Company may vote the shares to elect a substitute nominee, who is nominated by the Board, or the number of directors to be elected at the Annual Meeting may be reduced.
Vote Required
The two individuals receiving the largest number of votes, whether or not a majority, will be elected for a three-year term ending at the Annual Meeting of Shareholders in 2021.

The Company’s Board recommends a vote FOR each of the nominees.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2018. During our fiscal year ended December 31, 2017, Deloitte served as our independent registered public accounting firm.
Notwithstanding the appointment of Deloitte and even if our shareholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Our Audit Committee is submitting the appointment of Deloitte to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Deloitte will be present at the Annual Meeting, and will be available to respond to appropriate questions from our shareholders.
If our shareholders do not ratify the appointment of Deloitte, our Board of Directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by Deloitte for our fiscal years ended December 31, 2017, 2016 and 2015, in thousands.

	2017	2016	2015
Audit Fees (1)	$518	$578	$1,126
Audit-Related Fees (2)	12	12	60
Total Fees	$530	$590	$1,186

(1) Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. The 2015 fees also include services related to the Company's 2015 initial public offering.
(2) Audit-Related Fees consist of fees for professional services rendered by the independent public account firm for the actuarial certification.
Auditor Independence
In our fiscal year ended December 31, 2017, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by Deloitte for our fiscal years ended December 31, 2017, 2016 and 2015 were pre-approved by our Audit Committee.

Vote Required
The ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority vote of the shares of our common stock actually voting by Internet, by proxy or by telephone and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited financial statements for the year ended December 31, 2017. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees).
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Conifer.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Mark McCammon
Joseph Sarafa
Jorge Morales

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 19, 2018 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and named executive officers as a group; and

•	each person or group, who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 8,520,328 shares of our common stock outstanding as of March 19, 2018. We have deemed shares of our common stock issuable pursuant to restricted stock units ("RSU") which are subject to vesting conditions. No RSUs will vest within 60 days of March 19, 2018.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Conifer Holdings, Inc., 550 W. Merrill, Suite 200 Birmingham, MI 48009. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors:
James Petcoff	2,329,933	27.3%
Brian Roney	273,555	3.2%
Nicholas Petcoff	76,394	*
Mark McCammon (1)	742,799	8.7%
Jorge Morales	—	*
Joseph Sarafa	49,000	*
R. Jamison Williams, Jr.	343,605	4.0%
Isolde O'Hanlon	—	*
Jeffrey Hakala (2)	660,976	7.8%
All named executive officers and directors as a group (9 persons)	4,476,262	52.5%
Other Beneficial Owners
NorthPointe Capital, LLC (3)	534,955	6.3%
Aegis Financial Corporation (4)	723,809	8.5%
* Represents less than 1% of our outstanding shares of common stock.
(1) Consists of (i) 9,000 shares of common stock directly owned by Mr. McCammon, (ii) 414,508 shares of common stock held by Strength Capital Partners III - Special Situations, L.P., and (iii) 319,291 shares of common stock held by Strength Capital Partners III - Special Situations (AIV), L.P., for which Mr. McCammon is the managing partner of each.
(2) Consists of 660,976 shares of common stock held by Clarkston Ventures, LLC.
(3) Based solely on information contained in Schedule 13G filed with the SEC on February 14, 2018 by independent investment advisers. The address of this beneficial owner is 39400 Woodward Ave, Suite 190, Bloomfield Hills, MI 48304.
(4) Based solely on information contained in Schedule 13G filed with the SEC on February 13, 2018 by independent investment advisers. The address of this beneficial owner is 6862 Elm Street, Suite 830 McLean, Virginia 22101.

OTHER EXECUTIVE OFFICERS

Brian Roney is the President of Conifer Holdings, Inc. Mr. Roney oversees the Company's finance, and human resource functions, as well as general operations. He has been with the Company since 2010 and has over 18 years of experience in the insurance industry. Mr. Roney has a B.A. from the University of Notre Dame and a M.B.A. from the University of Detroit. Mr. Roney has over 28 years of financial services experience and spent 10 years in the securities industry as a principal with a broker-dealer where he specialized in public and private offerings and held FINRA (NASD) Series 7, 24 and 63 licenses. Mr. Roney's prior experience as the CFO, EVP and Treasurer of multiple publicly traded insurance companies brings vital public company expertise to the executive leadership team.
Andrew Petcoff is the Senior Vice President of Personal Lines for Conifer Holdings, Inc. Mr. Petcoff has primary responsibility over personal lines underwriting and marketing. He has been with the Company since 2009 and has over 10 years of experience in the insurance industry. Mr. Petcoff has a B.A. from Mount St. Mary's University and a M.B.A. from Loyola University Maryland. A broad range of functional level expertise in underwriting, marketing, reinsurance, accounting and claims provides Mr. Petcoff with a vision and understanding of how to sustainably grow business with the greatest net effect.
Harold Meloche is the Chief Financial Officer and Treasurer of Conifer Holdings, Inc. and has primary responsibility over accounting, finance, financial reporting and reserving. Mr. Meloche has been with the Company since 2013 and has over 24 years of experience in the insurance industry. Mr. Meloche has a B.S. from State University of New York New Paltz and a M.S. in Professional Accountancy from Walsh College. Mr. Meloche is a registered Certified Public Accountant and his analytical expertise bears considerable value to the Company's financial leadership team.
.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal Year 2017
The following table shows the compensation earned by James Petcoff, Brian Roney and Nicholas Petcoff (collectively, the "named executive officers") for the years ending December 31, 2017, and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	All Other Compensation ($) (1)	Total Compensation ($)

James Petcoff	2017	550,000	—	—	46,700	596,700
Chief Executive Officer and Chairman of the Board of Directors of the Corporation	2016	500,000	20,000	200,000	69,000	789,000

Brian Roney	2017	425,000	—	—	10,800	435,800
President of the Corporation	2016	400,000	20,000	100,000	—	520,000

Nicholas Petcoff	2017	425,000	—	—	10,800	435,800
Director of the Corporation, Executive Vice President, and Secretary	2016	400,000	20,000	100,000	10,600	530,600
(1) Other compensation for James Petcoff consisted of $10,800 and $10,600 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2017 and 2016, respectively, $0 and $22,500 of club membership dues in 2017 and 2016, respectively, and $35,900 of life insurance in 2017 and 2016. Other compensation for Brian Roney consisted of $10,800 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2017; he did not receive any other compensation in 2016. Other compensation for Nicholas Petcoff consisted of $10,800 and $10,600 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2017 and 2016.
(2) Represents the fair value of stock awards at grant date.
Narrative Disclosure to Summary Compensation Table
Base Salary
Our Compensation Committee determines the base salaries for each of our named executive officers, as referenced above. Generally, we aim to set executive base salaries near the middle range of the salaries that we have observed for executives in similar positions with similar responsibilities. We pay our named executive officers an annual base salary in cash. Base salaries are reviewed annually by the Compensation Committee and, when appropriate, recommendations of increase are made after such evaluations.
Bonus
Our Compensation Committee historically has not utilized a strict formula in its determination of the annual bonus paid to each of our named executive officers. Rather, the Compensation Committee, with input from our Chief Executive Officer, has taken into account individual performance, Company performance, and market conditions in its determination of the annual bonus paid to each of our named executive officers. Beginning in 2017, the Compensation Committee evaluates executive bonuses primarily in accordance with a formula taking into account the Company's annual return on equity. Under the plan, executives may be eligible to be paid a bonus equal to a percentage of their base salary, with the applicable percentage increasing as the Company's annual return on equity (defined as pre-tax, pre-bonus net income, as a percentage of the Company's total shareholders' equity as of the beginning of the year) increases. For Mr. James Petcoff, the applicable percentage would be 30% of base salary at a 3% annual return on equity and would increase to a maximum of 200% of base salary at an annual return on equity in excess of 17%. For Mr. Roney and Mr. Nicholas Petcoff, the applicable percentage would be 20% of base salary at a 3% annual return on equity and would increase to a maximum of 125% of base salary at an annual return on equity in excess of 17%. In addition, the Compensation Committee may take into account individual performance, Company performance, and market conditions in its determination of annual bonuses to be paid to named executive officers if the Company's annual return on equity for any annual period is less than 3%.

Stock Awards
In March 2015, the Company established the Conifer Holdings, Inc. 2015 Omnibus Incentive Plan (“2015 Plan”), which permits the granting of stock options, stock appreciation rights, restricted stock units ("RSU") and other stock-based awards. The 2015 Plan authorizes up to 1,377,000 shares of common stock for awards to be issued to employees, directors or consultants of the Company. The Company issued 111,281 and 390,352 RSUs to executive officers and other employees in 2016 and 2015, respectively, to be settled in shares of common stock. The RSU awards vest in five annual installments, commencing on the first anniversary from the date of grant.
Pursuant to the 2015 Plan, the restriction period, the number of shares granted, the purchase price paid for such shares, and other conditions and limitations applicable to each RSU award are determined by the Compensation Committee and stated in the award agreement. Prior to the end of the restriction period, the RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. During the restriction period, participants holding RSUs are entitled to receive all dividends and other distributions paid with respect to such shares, unless otherwise provided in the award agreement.
Equity Awards Granted to our Named Executive Officers
On the date of our offering in 2015, our named executive officers received restricted share units equal in value to $2.0 million. Our named executive officers were part of an additional award granted in 2016 equal in value to $0.4 million. There were no additional awards granted in 2017. The table below sets forth the number of restricted share units that each of our named executive officers received in 2017, 2016 and 2015.

Name	Restricted Share Units Issued (1)

	2017	2016	2015	Total
James Petcoff	—	24,480	95,238	119,718
Brian Roney	—	12,240	47,619	59,859
Nicholas Petcoff	—	12,240	47,619	59,859

(1)	Vesting will occur in five equal annual installments commencing on the first anniversary of the grant date. RSUs referenced above were granted on September 15, 2016 and August 18, 2015, respectively.
Outstanding Equity Awards at 2017 Year-End
The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2017.

	Stock Awards
Name	Number of Shares of Stock that Have Not Vested (1) (#)	Market Value of Shares of Stock that Have Not Vested (2) ($)

James Petcoff	76,728	445,022

Brian Roney	38,365	222,517

Nicholas Petcoff	38,365	222,517
(1) Each of the outstanding equity awards was granted pursuant to our 2015 Omnibus Incentive Plan.
(2) This column represents the fair market value of the shares of our common stock underlying the RSUs as of December 31, 2017, based on the closing price of our common stock, as reported on the NASDAQ, of $5.80 per share on December 31, 2017.

Severance and Change in Control Benefits
Effective March 13, 2017, the Company entered into employment agreements (the “Employment Agreements”) with Mr. James Petcoff, the Company’s Chairman and CEO, Mr. Brian Roney, the Company’s President, Mr. Nicholas Petcoff, the Company’s Director and Executive Vice President, and Mr. Andrew Petcoff, the Company’s Senior Vice President. The Employment Agreements are the same except for the individuals’ titles and annual base salaries, which are $550,000 for Mr. James Petcoff, $425,000 for Mr. Brian Roney, $425,000 for Mr. Nicholas Petcoff and $375,000 for Mr. Andrew Petcoff. The initial term for each of the Employment Agreements ends on March 13, 2018, with unlimited one-year automatic extensions unless the Employee gives written notice of non-extension not less than 30 days prior to the expiration of the term or the Company gives written notice of non-extension prior to the expiration of the term. The Employment Agreements provide for an annual base salary, participation in the annual bonus plan, participation in any long-term incentive plan made generally available to senior executive officers of the Company and other fringe benefits and perquisites as are generally made available to the Company’s executives.
If any of the executives’ employment is terminated for cause, the executive will receive the accrued and unpaid portion of base salary. If any of the executives’ employment is terminated due to death or permanent disability, the executive (or his legal representative or beneficiary) will receive the accrued and unpaid portion of base salary and any earned but not yet paid incentive awards for already completed years or award cycles. If any of the executives’ employment is terminated without cause or if he terminates his employment for good reason (assuming the change of control provisions below do not apply), the executive will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles, plus one times his annual base salary. In addition, any unvested equity awards will immediate vest. If any of the executives’ employment is terminated without cause (other than due to death or permanent disability) or he terminates such employment for good reason, in each case within 24 months after a change of control, the executive will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles and 2.99 times the sum of (i) his annual base salary and (ii) the greater of his annual target bonus or his average bonus for the prior three years. In addition, any unvested equity awards will immediate vest.
The employment agreements also provide for confidentiality and non-solicitation provisions, the latter for one year after termination of employment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our related person transaction policy states that our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, or the disinterested members of Board of Directors. Any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Other Family Relationships
In October 2015, the Company hired B. Matthew Petcoff, the brother of the Chairman and Chief Executive Officer, James Petcoff, as the President of a newly created managing general agency, Blue Spruce Underwriters. In this capacity, B. Matthew Petcoff leads a team of agents in writing business in the hospitality industry, focusing on quick-service restaurants. B. Matthew Petcoff earned $300,000 in base salary compensation for his services during 2017 and 2016, respectively. B. Matthew Petcoff received $10,800 and $10,600 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2017 and 2016, respectively. B. Matthew Petcoff received a bonus of $5,000 and $0 in 2017 and 2016, respectively.
The Company employs Nicholas Petcoff as its Director, Executive Vice President, and Secretary and Andrew Petcoff as its Senior Vice President of Personal Lines; each of those individuals have been employed since 2009. They are each sons of James Petcoff, the Company's Chairman and Chief Executive Officer.
Details of Nicholas Petcoff's role and background can be found in the "Information about the Nominees and the Incumbent Directors" section and details of compensation can be found in the "Executive Compensation" section of this proxy statement.
Details of Andrew Petcoff's role and background can be found in the "Other Executive Officers" section of this proxy statement. Andrew Petcoff earned $375,000 and $350,000 in base salary compensation for his services during fiscal years 2017 and 2016, respectively. He received a bonus of $0 and $20,000 in 2017 and 2016, respectively, pursuant to the Compensation Committee’s administration of our bonus program and received $100,000 worth of restricted stock units on September 15, 2016. Such restricted stock units will vest in five equal increments beginning on the first anniversary of the grant date. Andrew Petcoff also received $10,800 and $10,600 of employer matches on contributions to the Company's 401(k) employee benefit plan in 2017 and 2016, respectively.

ADDITIONAL INFORMATION

Shareholder Proposals to be Presented at Next Annual Meeting
Our bylaws provide that, for shareholder nominations to the board or other proposals to be considered at an annual meeting, the shareholder must give timely notice thereof in writing to the Secretary at 550 W. Merrill Street, Suite 200 Birmingham, MI 48009, Attn: Secretary.
To be timely for the 2019 Annual Shareholder’s Meeting, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on November 16, 2018 and not later than 5:00p.m. Eastern Time on January 15, 2019. A shareholder’s notice to the Secretary must set forth each matter the shareholder proposes to bring before the Annual Meeting and the information required by our bylaws.
Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2019 Annual Meeting must be received by the Secretary no later than December 7, 2018 in order to be considered for inclusion in our proxy materials for that annual meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, the Company believes that during its fiscal year ended December 31, 2017, all reporting persons timely complied with all applicable filing requirements, except that two Form 4s related to sale of stock during the month of September of 2017 for Director Mark McCammon and one Form 4 related to the purchase of stock during the month of October of 2017 for Director Nicholas Petcoff were not timely filed due to administrative errors and all have since been filed with the SEC.
Available Information
This proxy statement and our annual report are posted on our website at http://www.cnfrh.com and are available from the SEC at its website at www.sec.gov. You may also obtain without charge, upon written request, a copy of Conifer’s annual report on Form 10-K for the year ending December 31, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested.
Requests should be sent to:
550 W. Merrill Street, Suite 200
Birmingham, MI 48009
ATTN: Investor Relations

OTHER MATTERS
The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Shareholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.